FIRST AMENDMENT TO ENTERPRISE FINANCIAL SERVICES CORP
EXECUTIVE EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, is made by and between Keene S. Turner (the “Executive”) and ENTERPRISE FINANCIAL SERVICES CORP, a Delaware corporation (the “Company”) effective as of February 27, 2015 (the “Effective Date”).
WHEREAS, the Company and Executive entered into an Employment Agreement dated effective as of September 13, 2013 (“Original Agreement”); and
WHEREAS, Company and Executive have mutually agreed to amend the Original Agreement.
NOW, THEREFORE, the Original Agreement is amended and restated as follows:
1.Section 5.3(a) of the Original Agreement is hereby amended to read in its entirety as follows:
5.3    Termination Upon a Change in Control.
(a)    Subject to the conditions of Section 5.3(b) and Section 6, in the event Executive’s employment is terminated in a Termination Upon a Change in Control (as defined below), provided that such termination constitutes a Separation from Service as defined in Section 6.1, in addition to payments contemplated by Section 5.1, Executive shall be paid the following as severance compensation: (i) an amount equal to two (2) years of Executive’s Base Salary at the rate in effect on his termination of employment; plus (ii) an amount equal to the amount of any annual cash Targeted Incentives for the year in which such termination occurs as though all “target levels” of performance for such year are fully and completely achieved multiplied by two. Such amounts will be paid to Executive in a single sum cash payment, subject to applicable taxes and withholding within ten (10) days of the satisfaction of all of the conditions in Section 5.3(b).
2.Except as expressly amended pursuant to this Amendment, the Original Agreement shall continue in full force and effect without modification.
3.Capitalized terms not defined herein shall have the meaning given them in the Original Agreement unless the context clearly and unambiguously requires otherwise.

IN WITNESS WHEREOF, the undersigned have executed this Amendment on the Effective Date.

ENTERPRISE FINANCIAL SERVICES CORP
By: /s/ Peter F. Benoist
Name:      Peter F. Benoist
Title: President & CEO

EXECUTIVE:

/s/ Keene S. Turner
     Keene S. Turner